                                                                   EXHIBIT 12.1


                           UNITED PARCEL SERVICE, INC.
                   STATEMENT SETTING FORTH THE COMPUTATION OF
                     THE RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)


                                                             Twelve Months Ended                      Six Months Ended
                                                                December 31,                              June 30,
                                         -------------------------------------------------------     -------------------
                                           1998       1999        2000        2001        2002        2002        2003
                                         -------     -------     -------     -------     -------     -------     -------
Earnings:
  Earnings before income taxes and
    accounting changes                   $ 2,902     $ 2,088     $ 4,834     $ 3,937     $ 5,009     $ 1,908     $ 1,934
  Add: Interest expense                      227         228         205         184         173          91          63
  Add: One-third of rental expense(a)        112         117         106         151         133          66          66
                                         -------     -------     -------     -------     -------     -------     -------

      Total earnings                     $ 3,241     $ 2,433     $ 5,145     $ 4,272     $ 5,315     $ 2,065     $ 2,063
                                         =======     =======     =======     =======     =======     =======     =======

Fixed charges:
  Interest expense                       $   227     $   228     $   205     $   184     $   173     $    91     $    63
  Interest capitalized                        27          20          26          47          25          12          15
  One-third of rental expense(a)             112         117         106         151         133          66          66
                                         -------     -------     -------     -------     -------     -------     -------

      Total fixed charges                $   366     $   365     $   337     $   382     $   331     $   169     $   144
                                         =======     =======     =======     =======     =======     =======     =======


Ratio of earnings to fixed charges           8.9         6.7        15.3        11.2        16.1        12.2        14.3
                                         =======     =======     =======     =======     =======     =======     =======

(a) Considered to be representative of interest factor in rental expense.